SCHEDULE 14A

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INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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Eaton Vance Floating-Rate Income Plus Fund (Name of Registrant as Specified in Its Charter)

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Investor Contact: (800) 262-1122

FOR IMMEDIATE RELEASE

Eaton Vance Floating-Rate Income Plus Fund Announces Independent Proxy Advisory Firms’ Recommendations

BOSTON, MA, April 8, 2020 —Eaton Vance Floating-Rate Income Plus Fund (the “Fund”) announced that Institutional Shareholder Services Inc. (“ISS”) and Glass Lewis & Co. (“Glass Lewis”), two leading independent proxy advisory firms, have each recommended that Fund shareholders vote FOR the election of the Board’s recommended nominees, Thomas E. Faust Jr., Cynthia E. Frost and Scott E. Wennerholm, as listed on the WHITE proxy card in connection with the Annual Meeting of Shareholders scheduled for 1:00 p.m. Eastern Time on April 16, 2020.

In reports dated March 31, 2020 and April 2, 2020, respectively, ISS and Glass Lewis noted that:1

  “Since the fund’s inception in June 2013, the board has maintained a consistent focus on ensuring that the fund continues to deliver on its investment objective of total return, with an emphasis on income.” ISS Report
  “The board has implemented certain changes over time in the fund’s investment and distribution policies, seeking to enhance shareholder returns.” ISS Report
  “Shareholders should note that Saba Capital has a recent track record of initiating proxy contests at several other closed-end funds, typically doing so with the aim of seeking some type of liquidity event at the targeted fund (e.g., “open-ending” the fund or requesting that the fund conduct a self-tender). Considering the foregoing, we believe it is reasonable to suspect that Saba Capital is attempting to follow that playbook here.” Glass Lewis Report
  “In this case, we believe that the Dissident has fallen well short of meeting our…criteria.” Glass Lewis Report
  “In sum, we believe that the Dissident has failed to present a compelling case to justify supporting the Dissident Nominees, and we believe that the existing trustees remain reasonably qualified and capable to continue overseeing the Fund in the interests of all shareholders.” Glass Lewis Report

1 Permission to use quotations neither sought nor obtained.

The Board encourages shareholders to follow the recommendations of ISS and Glass Lewis by voting on the WHITE proxy card today FOR Thomas E. Faust Jr., Cynthia E. Frost and Scott E. Wennerholm. The Board also unanimously recommends that shareholders vote AGAINST the non-binding declassification proposal on the WHITE proxy card (contrary to the recommendations of ISS and Glass Lewis to vote FOR such proposal).

We urge you not to return any gold proxy card sent to you by Saba Capital Management, L.P., as doing so will revoke your vote on the WHITE proxy card.

About Eaton Vance Corp.

The Fund’s investment adviser is Eaton Vance Management, a subsidiary of Eaton Vance Corp. Eaton Vance Corp. (NYSE: EV) provides advanced investment strategies and wealth management solutions to forward-thinking investors around the world. Through principal investment affiliates Eaton Vance Management, Parametric, Atlanta Capital, Calvert and Hexavest, the Company offers a diversity of investment approaches, encompassing bottom-up and top-down fundamental active management, responsible investing, systematic investing and customized implementation of client-specified portfolio exposures. As of January 31, 2020, Eaton Vance had consolidated assets under management of $518.2 billion. For more information, visit eatonvance.com.